Exhibit 5.4

CONSENT OF MICHAEL J. ROSKO

February 7, 2018

VIA EDGAR

United States Securities and Exchange Commission

Re: Lithium Americas Corp. (the “Company”)

Registration Statement on Form F-10 dated February 7, 2018 (the “Registration Statement”)

I, Michael J. Rosko, hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical report (the “Technical Report”):

•

Technical Report titled “Updated Feasibility Study, Reserve Estimation and Lithium Carbonate Production at the Cauchari-Olaroz Salars, Jujuy Province, Argentina”, dated January 15, 2018, effective March 29, 2017.

and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of the information derived from the Technical Report related to me in the Registration Statement. This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Yours truly,

/s/ Michael J. Rosko
Michael J. Rosko